UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2008

MSCI Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Pine Street, New York, NY 10005	10005
(Address of principal executive offices)	(Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 28, 2008, MSCI Inc. (the “Registrant”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley, The Capital Group Companies Charitable Foundation (“The Capital Foundation”) and Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”).  Pursuant to the Underwriting Agreement, Morgan Stanley and The Capital Foundation have agreed to sell an aggregate of 27,861,235 shares of the Registrant’s class A common stock, par value $0.01 per share (the “Common Stock”).  Morgan Stanley also granted the Underwriters a 30-day option to purchase an additional 3,000,000 shares of the Registrant’s Common Stock pursuant to the Underwriting Agreement.  On April 29, 2008, the Underwriters notified the Company of their intention to exercise the over-allotment option in full.

The public offering price of the Registrant’s Common Stock is $29.00 per share and pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase an aggregate of 30,861,235 shares of the Registrant’s Common Stock from Morgan Stanley and The Capital Foundation, including 3,000,000 shares from Morgan Stanley pursuant to the Underwriters’ over-allotment option. The secondary offering is being made pursuant to the Registrant’s registration statement on Form S-1 (Registration No. 333-150185), as amended, which was filed with the Securities and Exchange Commission on April 11, 2008 and declared effective on April 21, 2008.

From time to time, Morgan Stanley & Co. Incorporated and certain of the other Underwriters have provided, and continue to provide, investment banking services to the Registrant. On November 14, 2007, the Registrant entered into a credit facility with certain affiliates of Morgan Stanley & Co. Incorporated and some of the other Underwriters. The Registrant engaged an affiliate of Morgan Stanley & Co. Incorporated and Banc of America Securities LLC as joint lead arrangers for the credit facility.

Subject to customary closing conditions, the closing of the sale of an aggregate of 30,861,235 shares of the Registrant’s Common Stock is expected to occur on May 2, 2008.  The Registrant will not receive any of the proceeds from the sale of the Common Stock.

The above description of the Underwriting Agreement does not purport to be a complete statement of the parties’ rights and obligations under that agreement.  The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K.  The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 7.01 Regulation FD Disclosure.

On April 29, 2008, the Registrant issued a press release announcing the upsizing and pricing of the secondary offering.  A copy of the press release is filed as Exhibit 99.1 to this report.

On April 29, 2008, the Registrant issued a press release announcing the Underwriters’ exercise of the over-allotment option.  A copy of the press release is filed as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 1.1
Underwriting Agreement, dated April 28, 2008, among MSCI Inc., Morgan Stanley, The Capital Group Companies Charitable Foundation and Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named in Schedule II thereto

Exhibit 99.1	Press release of the Registrant dated April 29, 2008 announcing the upsizing and pricing of the secondary offering.
Exhibit 99.2	Press release of the Registrant dated April 29, 2008 announcing the underwriters’ exercise of the over-allotment option.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: April 30, 2008	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chief Executive Officer, President and Chairman